UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

Kohlberg Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 455-8300

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Trimaran Advisors, L.L.C. Acquisition

As previously reported in the Current Report on Form 8-K filed by Kohlberg Capital Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 1, 2012 (the “Original Form 8-K”), on February 29, 2012, the Company and Commodore Holdings, L.L.C., a newly-formed, wholly-owned subsidiary of the Company (“Buyer”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Trimaran Advisors, L.L.C. (“Trimaran Advisors”), HBK Caravelle, L.L.C. (“HBK”), Trimaran Fund Management, L.L.C. (“TFM” and, together with HBK, the “Sellers”), Jay R. Bloom and Dean C. Kehler. Pursuant to the terms of the Purchase Agreement, Buyer acquired from the Sellers all of the outstanding equity interests in Trimaran Advisors (the “Acquisition”) for total consideration of $13.0 million in cash and 3,600,000 shares of the Company’s common stock, par value $0.01 per share. Contemporaneously with the Acquisition, the Company acquired from Trimaran Advisors equity interests in certain collateralized loan obligation funds (“CLO Funds”) managed by Trimaran Advisors for an aggregate purchase price of $12.0 million in cash. The purpose of this Current Report on Form 8-K/A is to amend the Original Form 8-K with respect to the Acquisition in order to provide the required financial information. No other amendments to the Original Form 8-K are being made by this Current Report on Form 8-K/A.

Because the Company is a business development company regulated under the Investment Company Act of 1940, as amended, the Company is required to treat the acquisition of Trimaran Advisors as well as the separate purchase of the equity interests in certain CLO Funds sponsored by Trimaran Advisors as portfolio company investments. The Company accounted for the purchase of Trimaran Advisors and the separate acquisition of the equity interests in certain CLO Funds sponsored by Trimaran Advisors as an acquisition of investments accounted for at fair value. In accordance with Article 3-05 of Regulation S-X promulgated by the SEC (“Regulation S-X”), the Buyer’s acquisition of Trimaran Advisors has been accounted for as an acquisition of a business. This analysis under Article 3-05 of Regulation S-X focuses primarily on whether the nature of the revenue producing activity previously associated with the acquired assets will remain generally the same after the acquisition which is the case with respect to Trimaran Advisors as it will continue to serve as asset manager for the CLO Funds. Item 9.01 of Form 8-K requires the inclusion of historical financial statements as well as pro forma financial statements for a material business. However, in accordance with Article 6 of Regulation S-X, the Company does not consolidate portfolio company investments, including those in which it has a controlling interest and, under the Investment Company Act of 1940, as amended, the Company must report its investments at fair value. As a result, the Company will include in this Current Report on Form 8-K/A the audited historical financial statements of Trimaran Advisors for the years ended December 31, 2011, 2010 and 2009, as well as a narrative discussion explaining how the application of ASC 820 to its investment in Trimaran Advisors and the equity interest in certain CLO Funds sponsored by Trimaran Advisors will impact the Company’s results of operations and balance sheet in future periods. The historical financial statements reflect the historical assets, liabilities and financial operations of Trimaran Advisors, which include assets and liabilities that were sold or transferred prior to the Acquisition or otherwise not contemplated to remain as a continuing asset or obligation of Trimaran Advisors in accordance with the terms of the Purchase Agreement.

The Company will, as of each financial reporting date, report its investment in Katonah Debt Advisors, L.L.C. and its asset manager affiliates and Trimaran Advisors, which are the Company’s only wholly-owned portfolio companies (collectively, the “Asset Manager Affiliates” and, each, an “Asset Manager Affiliate”), and CLO Fund securities at fair value with any change in fair value noted as unrealized appreciation/depreciation. Net income earned by Asset Manager Affiliates may be distributed as a dividend to the Company and, if so distributed, will be reported as dividends from Asset Manager Affiliates.

Effective January 1, 2010, the Asset Manager Affiliates adopted guidance encompassed in Accounting Standards Codification Topic 810, “Consolidation.” Although the Company cannot consolidate portfolio company investments, the adoption of this new guidance requires the Asset Manager Affiliates to consolidate their respective managed CLO Funds that are deemed to be variable interest entities and for which the Asset Manager Affiliate is considered to be the primary beneficiary. As a result of the application of this guidance the Asset Manager Affiliates currently qualify as “significant subsidiaries” and, as a result, for so long as the Asset Manager Affiliates continue to qualify as “significant subsidiaries”, the Company will be required to include the additional financial disclosures regarding the Asset Manager Affiliates contemplated by Rules 3-09, 10-01, 4-08(g) and 1-02(bb) of Regulation S-X in its annual and quarterly reports.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited historical financial statements of Trimaran Advisors for the years ended December 31, 2011, 2010 and 2009 are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

No.	Description

23.1	Consent of Grant Thornton LLP, Independent Certified Public Accountants.
99.1	Audited Financial Statements of Trimaran Advisors, L.L.C. for the years ended December 31, 2011, 2010 and 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation
(Registrant)

May 14, 2012	/s/ Michael I. Wirth
(Date)	Michael I. Wirth
Chief Financial Officer

EXHIBIT INDEX

No.	Description

23.1	Consent of Grant Thornton LLP, Independent Certified Public Accountants.
99.1	Audited Financial Statements of Trimaran Advisors, L.L.C. for the years ended December 31, 2011, 2010 and 2009.